UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2020

Clearway Energy LLC

(Exact name of registrant as specified in its charter)

Delaware	333-203369	32-0407370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 6, 2020, Clearway Energy, Inc. (“Clearway Inc.”) and Clearway Energy LLC (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC (collectively, the “Agents”). Pursuant to the terms of the Agreement, Clearway Inc. may offer and sell shares of the Company’s Class C common stock, par value $0.01 per share, from time to time through the Agents, as Clearway Inc.’s sales agents for the offer and sale of the shares, up to an aggregate sales price of $150,000,000. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange, to or through a market maker or directly on or through an electronic communications network at market prices or as otherwise permitted by law. Clearway Inc. intends to use the net proceeds from the sale of the shares for general corporate purposes, including the repayment or refinancing of indebtedness and the funding of working capital, capital expenditures, acquisitions and investments. Clearway Inc. may invest funds not required immediately for such purposes in marketable securities and short-term investments.

Under the terms of the Agreement, Clearway Inc. also may sell shares of its Class C common stock to any of the Agents, as principal for its own account, at a price agreed upon at the time of sale. If Clearway Inc. agrees to sell shares to any Agent as principal, it will enter into a separate terms agreement with such Agent, and will describe such agreement in a separate prospectus supplement or free writing prospectus.

The shares will be issued pursuant to a prospectus supplement to Clearway Inc.’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-241652) which became effective upon filing with the Securities and Exchange Commission on August 6, 2020.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

 Cautionary Statement Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although the Company believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, impacts related to COVID-19 or any other pandemic, impacts related to the Pacific Gas and Electric Company bankruptcy, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, the Company's ability to access capital markets, cyber terrorism and inadequate cybersecurity, the ability to engage in successful acquisitions activity, unanticipated outages at its generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions (including receipt of third party consents and regulatory approvals), the Company's ability to enter into new contracts as existing contracts expire, risk relating to the Company's relationships with GIP and Clearway Energy Group, the Company's ability to acquire assets from GIP, Clearway Energy Group or third parties, the Company's ability to close drop down transactions, and the Company's ability to maintain and grow its quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause the Company’s actual results to differ materially from those contemplated in the forward-looking statements included in this Form 8-K should be considered in connection with information regarding risks and uncertainties that may affect the Company’s future results included in the Company’s other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of August 6, 2020, by and among Clearway Energy, Inc., Clearway Energy LLC, Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy LLC

By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Date:  August 6, 2020